UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Letter of Intent

On November 23, 2016, First Capital Real Estate Advisors, LP, the advisor of First Capital Real Estate Trust Incorporated, entered into a non-binding LOI (the “LOI”) with Punta Brava Partners, LLC (“PB”) describing a transaction (the “Proposed Transaction”) pursuant to which PB would contribute to First Capital Real Estate Operating Partnership, L.P. (the “Operating Partnership”) and/or its affiliates or assigns (“FC”), all of its interest in the project known as Punta Brava Golf & Surf Club located in Baja California, Mexico (the “Property”), in exchange for operating partnership units (each an “OP Unit”) in the Operating Partnership. In addition, FC or its affiliate and PB will enter into an operating agreement for a newly-formed limited liability company for the purposes of developing the Property. The Proposed Transaction is subject to various conditions, including, among other things, negotiation of definitive documentation, satisfactory completion of due diligence and board approval, and as such, there can be no assurance that the Proposed Transaction will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: December 22, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer